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                                EXHIBIT A.
                     CONSENT OF INDEPENDENT AUDITORS





  We consent to the incorporation by reference in Post-Effective Amendment Number 5 dated April 28, 1989, to the Registration Statement Number 2-80510 on Form S-8 pertaining to The Sherwin-Williams Company Employee Stock Purchase and Savings Plan and in the related Prospectus, of our report dated June 17, 1994, with respect to the financial statements and schedules of The Sherwin-Williams Company Employee Stock Purchase and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                                        /s/ Ernst & Young

                                                        ERNST & YOUNG


Cleveland, Ohio
June 24, 1994